BDO Seidman, LLP
Accountants and Consultants

401 Broadhollow Road, 2nd Floor
Melville, New York 11747
Telephone: 631-501-9600
Fax: 631-501-1885

Dinewise, Inc.
Farmingdale, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 27, 2007, relating to the consolidated financial statements of Dinewise, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Melville, New York

March 29, 2007